QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 20, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
(Exact name of Registrant as specified in its charter)

Bermuda	3663	98-0155633
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House, 2 Church Street
P.O. Box HM 1022
Hamilton HM DX, Bermuda
(441) 295-5950
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

1999 OPTION PLAN
1999 EMPLOYEE SHARE PURCHASE PLAN
(Full title of the Plans)

Thomas W. Hubbs
InterWAVE Communications, Inc.
312 Constitution Drive
Menlo Park, CA 94025-1164
(650) 838-2000
(Name, address, including zip code, and telephone number, including area code and telephone number of agent for service)

Copy to:
Christopher D. Mitchell, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1999 Option Plan, Common Shares (options available for future grant)	1,869,958(1)	$.925(2)	$1,729,711	$432.50

1999 Employee Share Purchase Plan, Common Shares (options available for future grant)	200,000(3)	$.78625(4)	$235,875	$58.97

Total Maximum Aggregate Offering Price			$1,965,586

Total Registration Fees:				$491.47

(1)
Represents Common Shares which have become available for issuance under the Registrant's 1999 Option Plan as a result of an "ever-green" provision in the plan which provides for an automatic annual increase, on June 30, 2000, by an aggregate of 1,869,958 shares, which the Board has authorized for issuance thereunder.
(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the 1,869,958 Common Shares authorized for issuance pursuant to the 1999 Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Shares as reported on the Nasdaq National Market on Apri116, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.
(3)
Represents Common Shares which have become available for issuance under the Registrant's 1999 Employee Share Purchase Plan as a result of an "ever-green" provision in the plan which provides for an automatic annual increase. For the Fiscal Year 2000, 200,000 shares were added to the shares reserved for the Plan.
(4)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Shares as reported on the Nasdaq National Market on April 16, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Share Purchase Plan, the purchase price of Common Share shall mean an amount equal to 85% of the Fair Market Value of a Common Share on the Enrollment Date or the Exercise Date, whichever is lower.

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement registers additional shares of the Registrant's Common Shares to be issued pursuant to the 1999 Option Plan and the 1999 Employee Share Purchase Plan. Accordingly, the contents of previous Registration Statement on Form S-8 (File No. 333-38690) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference to this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission on September 27, 2000 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed with the Commission on November 13, 2000.

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 filed with the Commission on February 9, 2001.

  (d)
  The Registrant's Proxy Statement, dated October 16, 2000 filed with the Commission on October 20, 2000 filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

  (e)
  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

    The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, interWAVE Communications International, Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Menlo Park, State of California, on April 20, 2001.

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
By:	/s/ PRISCILLA M. LU Priscilla M. Lu Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Priscilla M. Lu and Thomas W. Hubbs, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PRISCILLA M. LU Priscilla M. Lu	Authorized Representative	April 20, 2001
/s/ PRISCILLA M. LU Priscilla M. Lu	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 20, 2001
/s/ THOMAS W. HUBBS Thomas W. Hubbs	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2001
/s/ MATTHEW DESCH Matthew Desch	Director	April 20, 2001
/s/ THOMAS GIBIAN Thomas Gibian	Director	April 18, 2001
/s/ ANDREW WANG Andrew Wang	Director	April 19, 2001

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of counsel as to legality of securities being registered.
*10.1	Form of Indemnification Agreement between the Company and each of its Directors and Officers
*10.3	1999 Option Plan and form of subscription agreement
*10.4	1999 Employee Share Purchase Plan and form of subscription agreement
23.1	Consent of KPMG LLP.
23.2	Consent of counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).

*
Incorporated by reference to the same numbered exhibit filed with Registrant's Registration Statement on Form F-1 (File No. 333-92967), as amended.

QuickLinks

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS